An Exciting and Important Addition to the ADT Family Broadview Security To Join ADT Exhibit 99.6

© 2010 Broadview Security. All rights reserved. Private and confidential.
Broadview Security to Join ADT
•
Tyco International to Acquire Broadview
Security in a Cash and Stock Transaction
•
The Transaction Combines Two Premier
Companies in the North America Residential
and Commercial Security Industry
•
Broadview to be Combined with Tyco’s ADT
Business Upon Close
•
ADT’s Largest Acquisition in Many Years

ADT	AFC Cable Systems
Sensormatic	allied TUBE & CONDUIT
SimplexGrinnell	vanessa
WORMALD	KEYSTONE
ANSUL	AD AMERICAN DYNAMICS
Grinnell	KANTECH
SCOTT	SOFTWARE HOUSE

BROADVIEW SECURITY™

© 2010 Broadview Security. All rights reserved. Private and confidential.
Tyco At A Glance

•
Tyco is a $17 Billion Company With
100,000 Employees Globally
•
Tyco is a Diversified, Global
Company in Security, Fire, Valves,
and Controls, and Other Industrial
Products
•
Tyco is a Financially Stable
Company With $2 Billion in Cash

© 2010 Broadview Security. All rights reserved. Private and confidential.
ADT Is Part Of Tyco International
•
ADT Worldwide is the Biggest Segment of Tyco
International
•
ADT Worldwide Accounts for Over 40% of
Tyco’s Revenue
•
ADT is a Global Company
Best Known in the U.S. and Canada, But Have Offices
Around the World in Over 40 Countries
•
Nearly Half of ADT’s Revenue Comes From
Outside North America
$4 Billion From North America
$3 Billion From International Operations
•
ADT Has 60,000 Employees Worldwide With
24,000 Employees in North America

© 2010 Broadview Security. All rights reserved. Private and confidential.
Why Is Tyco Acquiring Broadview?
•
Consistently Increased Our
Customer Base
•
Delivered Solid Financial Results
•
Consistently Executed Our
Mission Statement and Our
Operating Principles
Thank You to All Our Authorized Dealers For
Your Hard Work and Dedication

© 2010 Broadview Security. All rights reserved. Private and confidential.
Benefits of Combining the Two
Companies
•
Complementary Services and Products
•
Enhanced Presence in the Industry
•
Broaden the Sales, Installation, and Service
Capabilities
•
Increased Geographic Footprint
•
Improved Efficiencies and Cost Savings
•
Growth!!

An Excellent Strategic Fit

OUR VALUES:

Integrity

We demand, of each other and ouselves, the highest standards of individual and corporate integrity. We vigorously safeguard company assets and comply with all company policies and laws.

Teamwork

We foster an environment that encourages innovation, creativity and results through teamwork. We practice leadership that teaches, inspires and promotes full participation and career development. We encourage open and effective communication and interaction.

Customer Service

We delight our customers not only by responding to their needs but also by anticipating them. We do this by knowing our customers extremely well and by building their trust in us to keep their businesses and homes safe and secure.

Excellence

We must continually challenge each other to improve our products, our processes and ourselves. We must strive always to understand our customers' businesses and help them achieve their goals. We are dedicated to diversity, fair treatment, mutual respect and trust of our employees and customers.

Accountability

We will meet commitments we make, and take personal responsibility for all actions and results. We will create an operating discipline of continuous improvement that will be integrated into our culture.

Our mission:

Creating customers for life

Our operating principles:

- Get it right the first time
- Win with every customer
- Find a better way
- Own the results
- Win together
- Act with integrity

The next generation of Brink's Home Security

BROADVIEW SECURITY™

BROADVIEW SECURITY™

© 2010 Broadview Security. All rights reserved. Private and confidential. 7 Common Values ADT Broadview

© 2010 Broadview Security. All rights reserved. Private and confidential.
Timing
•
Now Entering Regulatory and Shareholder
Approval Process
•
Closing Targeted for Completion in Second or
Third Quarter of Calendar Year 2010
•
Joint Integration Planning (not Implementation)
During This Approval Process

© 2010 Broadview Security. All rights reserved. Private and confidential.
Rules of the Road
Important information!!
Until the Acquisition is Completed:
•
We Must Continue to Operate as Separate, Independent
Companies
•
We Must Continue to Compete in the Market as Usual
•
We Must Adhere to Good Sales Practices as Usual
•
Do Not Share Information or Discuss This Matter With
Anyone at ADT Without Pre-approval From the Broadview
Integration Team
We have to do this right!

© 2010 Broadview Security. All rights reserved. Private and confidential.
Communicating With Your Teams
•
Following This Conference Call, Other
Information Will Be Sent Out
•
Please Share This Announcement
With Your Company
•
Please Be Patient Since Both
Companies Are Public There Are
Numerous Rules That Govern
Communications (Internal and
External) for Both Companies and
Information Will Flow Accordingly

Our mission:

Creating customers for life

Our operating principles:

Get it right the first time
Win with every customer
Find a better way
Own the results
Win together
Act with integrity

The next generation of Brink's Home Security

BROADVIEW SECURITY™

BROADVIEW SECURITY™

© 2010 Broadview Security. All rights reserved. Private and confidential.
Stay Focused!
•
It’s Important That We
Continue to Meet our
Commitment to ‘Creating
Customers for Life’
•
It’s Business as Usual
•
Again, Thank You for Your
Many Contributions to
Broadview Security

© 2010 Broadview Security. All rights reserved. Private and confidential.

SAFE HARBOR
Statements in this letter that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties, including risks and uncertainties related to the benefits from, or completion of, the proposed merger transaction. Such risks and uncertainties, include, but are not limited to: failure to obtain necessary regulatory approvals or to satisfy any of the other conditions to the proposed merger transaction, adverse effects on the market price of our common stock and on our operating results because of a failure to complete the proposed merger transaction, failure to realize the expected benefits of the proposed merger transaction, negative effects of announcement or consummation of the proposed merger transaction on the market price of our common stock, significant transaction costs and/or unknown liabilities and general economic and business conditions that affect the combined companies following the proposed merger transaction; unanticipated expenses such as litigation or legal settlement expenses, and tax law changes. Actual results could differ materially. For further information regarding risks and uncertainties associated with Tyco’s and Brink’s Home Security Holdings’ businesses, please refer to the
“Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Tyco’s and Brink’s Home Security
Holdings’ respective SEC filings, including, but not limited to, their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained, with respect to Tyco, by contacting Investor Relations Department, Tyco International Management Company, 9 Roszel Road, Princeton, New
Jersey 08540 or at Tyco’s Investor Relations website at http://investors.tyco.com/ under the heading “Investor Relations” and then under the heading “SEC Filings”
and with respect to Brink’s Home Security Holdings, by contacting Investor Relations, Brink’s Home Security Holdings, Inc., at 8880 Esters Boulevard, Irving,
Texas 75063 or at Brink’s Home Security Holdings’ Investor Relations website at http:/www.investors.brinkshomesecurity.com.  Neither  Tyco nor Brink’s Home
Security Holdings undertake any duty to update any forward-looking statement to conform this statement to actual results or changes in the company’s expectations, except as required by law.
IMPORTANT ADDITIONAL INFORMATION TO BE FILED WITH THE SEC
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  The proposed merger transaction involving Tyco and Brink’s Home Security Holdings will be submitted to the shareholders of Brink’s Home Security Holdings for their consideration. In connection with the proposed merger, Tyco will file with the SEC a registration statement on Form S-4 that will include a proxy statement of
Brink’s Home Security Holdings that also constitutes a prospectus of Tyco. The definitive proxy statement/prospectus will be mailed to shareholders of Brink’s
Home Security Holdings. INVESTORS AND SECURITY HOLDERS OF BRINK’S HOME SECURITY HOLDINGS ARE URGED TO READ THE PROXY
STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE
BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by Tyco and Brink’s Home Security Holdings through the web site maintained by the SEC at www.sec.gov. Free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC can also be obtained, with respect to Tyco, by directing a request to Investor Relations Department, Tyco International Management Company, 9 Roszel Road, Princeton, New Jersey 08540, or at Tyco’s
Investor Relations website at http://investors.tyco.com/, under the heading “Investor Relations” and then under the heading “SEC Filings” or, with respect to Brink’s
Home Security Holdings, by directing a request to Investor Relations, Brink’s Home Security Holdings, Inc., at 8880 Esters Boulevard, Irving, Texas 75063 or at
PARTICIPANTS IN THE SOLICITATION
Tyco, Brink’s Home Security Holdings and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information regarding Tyco’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended September 25, 2009, filed with the SEC on November 17, 2009, and its proxy statement for its 2009 annual meeting of shareholders, filed with the
SEC on or about January 15, 2009. Information regarding Brink’s Home Security Holdings’ directors and executive officers is set forth in Brink’s Home Security
Holdings’ proxy statement for its 2009 annual meeting, filed with the SEC on April 7, 2009.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
Brink’s Home Security Holdings’ Investor Relations website at
http://www.investors.brinkshomesecurity.com.